23.01

                      CONSENT OF ACCOUNTANT

     I Consent to the use in Form 10-KSB/A of my report dated December 31, 1996, of the financial statements of The Quantum Group, Inc., dated March 28, 1997, included herein.


/s/ Darrell Schvaneveldt
    -------------------
    Darrell Schvaneveldt
                                     E-25